UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/27/2010

UMB FINANCIAL CORP

(Exact name of registrant as specified in its charter)

Commission File Number:  0-4887

MO	43-0903811
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1010 Grand Blvd, Kansas City, MO 64106

(Address of principal executive offices, including zip code)

(816) 860-7000

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of UMB Financial Corporation was held on April 27, 2010. As of the record date, there were a total of 40,484,393 shares outstanding and entitled to vote at the annual meeting. At the annual meeting, 37,942,666 shares were represented in person or by proxy, therefore, a quorum was present. The following proposals were submitted by the Board of Directors to a vote of the shareholders:

1. Election of five Class I directors to hold office until the Annual Meeting of 2013 and one Class III director to hold office until the Annual Meeting in 2012. The nominees for the directorships received the following votes:
Director	For	Withhold	Broker Non Votes
David R. Bradley, Jr.	35,701,199	382,733	1,858,734
Peter J. deSilva	35,742,511	341,421	1,858,734
Terrence P. Dunn	35,843,741	240,191	1,858,734
Alexander C. Kemper	33,352,572	2,731,360	1,858,734
Kris A. Robbins	35,877,141	206,791	1,858,734
Nancy K. Buese	35,834,472	249,460	1,858,734

2. Ratification of the Audit Committee's retention of Deloitte & Touche LLP to serve as the Company's independent auditors and to examine and audit the consolidated financial statements of the Company for the fiscal year 2010. The proposal received the following votes:

For	Against	Abstain
37,671,137	208,513	63,016

3. Consideration of the shareholder proposal to eliminate classification of terms of the Company's Board of Directors to require that all directors stand for election annually. The proposal received the following votes:
For	Withhold	Abstain	Broker Non Votes
17,508,049	18,286,275	289,608	1,858,734

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UMB FINANCIAL CORPORATION
By:	/s/ Michael D. Hagedorn
Michael D. Hagedorn Vice Chairman, CFO and CAO

Date: April 30, 2010